	For period ending 09-30-95
	File Number 811-4767

	77.0	Transactions effected pursuant to Rule 10f-3.

	    The following information relates to the sole transaction effected by the Fund pursuant to Rule 10f-3 during the fiscal year ended September 30, 1995:

	Security:			Patriot American
					Hospitality

	Date of purchase:		09/27/95

	Date offering commenced:	09/27/95

	Purchase price:			$24.00

	Commission:			$1.56 (6.5%)

	Securities acquired from:	Smith Barney

	Members of underwriting
	    syndicate:			PaineWebber Incorporated;
					Bear, Stearns & Co. Inc.;
					Montgomery Securities;
					Salomon Brothers Inc.;
					and Smith Barney Inc.

	Amount purchased:		$240,000

	Total Offering:			$292.8 million